1

                    " Hotway Nutraceuticals Canada Co. Ltd."

                             Manufacturing Agreement

                        with " China Health Holding Inc."

THIS AGREEMENT is effective the 8th day of June      AD. 2004

BETWEEN:

                    CHINA HEALTH HOLDING INC. (Or Nominee) a Nevada, USA Corporation, having an office situated at # 3523 -666 Burrard Street, Vancouver, BC Canada V6C 2X 8 ("China Health")

AND:

                    Hotway Nutraceuticals Canada Co. Ltd. (or Nominee), a British Columbia Company with offices at #101 - 350 East Kent Ave., BC Canada V5X 4N6 (" Hotway")

RECITALS:

1. CHINA HEALTH is a Global Pioneer and Leader in the Global Health Food Industry for Manufacturing, Marketing and Distribution of 100% Natural Food Supplements and Special Herbal Products, and incorporated in Nevada USA Corporation;

2. Hotway is a BC Canada incorporated Company which manufactures herbal ingredients.

3. China Health has requested, and Hotway has agreed, to manufacture certain herbal ingredients and supplements for CHINA HEALTH' s Private Label Brand on the terms and conditions set out below.

For and in consideration of One Dollar ($1.00) and the mutual promises contained in this Agreement, the parties agree as follows:

1. Supply of Products

1.1. Hotway agrees to manufacture some special herbal ingredients supplements for CHINA HEALTH private label brand (" China Health Supplement(s)'). The nature and specifications of each Ingredient and Supplement will be determined by CHINA HEALTH;

1.2. The parties will agree on the price and minimum order required in relation to each Supplement.

1.3. If the parties are unable to agree on the price and minimum order for a particular Ingredient and Supplement, then China Health will have the right to have the Supplement manufactured by another company without owing any money, damages, compensation or otherwise to Hotway with respect to that Supplement.

1.4. Once the Parties have agreed to the terms for a lngredient and a Supplement, a Schedule form will be completed and signed by both Parties ("Signed Specification Form"). Signed Specifications Forms will become part of this Agreement. The price specified in any such Schedule shall be subject to revisions by Hotway on Sixty (60) days written notice to CHINA HEALTH. Hotway has the right to limit quantities ordered by CHINA HEALTH in excess of the minimum order requirements having regard among other things to its production capabilities.

Note: The Hotway customer signed quote will be part of the Signed Specification Form

(Please see the attachment for this Agreement)

1.5. Subject to Section 1.4, during the term of the Agreement and any Renewal Term if applicable, Hotway will manufacture and supply to CHINA HEALTH the Ingredient and Supplement at the price and in strict accordance with the nature and specifications as set out in the Signed Specification Form.

1.6. CHINA HEALTH will apply for all applicable Naturals Product Numbers (NPN) required for a new Supplement. CHINA HEALTH will retain the exclusive rights to the use of all NPN' s that it applies for in relation to a Supplement and CHINA HEALTH also will retain the exclusive rights to the use of all NPN' s that China health applies for in relation to a Supplement. Each Signed Specification Form shall indicate which of CHINA HEALTH is to apply for a NPN in respect of such Supplement.

1.7. Hotway is solely responsible for providing accurate information to CHINA HEALTH for inclusion of ingredients on labels for the Supplement containers. If labels are to be supplied by Hotway, CHINA HEALTH will approve same on a timely basis, Hotway will manufacture or procure the labels to the standards set out in the Specifications. Hotway will supply and affix labels in accordance with the Specifications.

1.8. Hotway will ensure that all Supplement containers are bottled in containers chosen and approved by CHINA HEALTH and described in the Signed Specification Form for such Supplements and that the containers are properly sealed and tamper proofed.

1.9. During the term of this Agreement, anytime CHINA HEALTH requires a Ingredient and Supplement to be manufactured it will inform Hotway of the type, nature and specifications of the Ingredient and Supplement required and Hotway will have an opportunity to submit a quote for such Ingredient and Supplement. Hotway recognizes that CHINA HEALTH may also ask other companies for quotes on such Supplement and that CHINA HEALTH in its sole discretion may chose the supplier for such Supplement.

2.                Mutual Covenants

2.1. Subject to paragraph 2.2, any formula for Supplements manufactured by Hotway, where the formulation is created by CHINA HEALTH ("CHINA HEALTH Formulas"), will remain the sole and exclusive property of CHINA HEALTH and Hotway agrees to make no proprietary claim either directly or indirectly to such formula. CHINA HEALTH acknowledges that Hotway manufactures and supplies CHINA HEALTH' s PRIVATE LABLE BRAND products: THE INGREDIENTS AND SUPPLEMENTS SOLELY AND EXCLUSIVELY FOR CHINA HEALTH.

2.2. It is understood that the rights and obligations relating to the CHINA HEALTH Formulas as set out in clauses 2.1 and 2.2 do not apply to those formulas that:

     a. have been independently developed or legally acquired by CHINA HEALTH, as the case may be, without the use of any information supplied by the other party to this Agreement;

     b. have appeared in any printed publication or have or are otherwise part of the public domain, except if such information has become part of the public domain as a result of an act of omission of the other party to this Agreement; or

     c. were acquired by CHINA HEALTH as the case may be from a third party having 'the right to disclose same to China health as the case may be, provided that such third party did not receive the information on a confidential basis from the other party to this Agreement.

Formulas which otherwise would be considered CHINA HEALTH Formulas shall not be considered as falling into the exceptions contained in (a), (b) or (c) above simply because they are incorporated or intermingled with the more general information as described in (a), (b) or (c).

2.3. Each party' s licenses, permits and any other authorization required including but not limited to permits, licenses and authorizations in relation to the formulation, labeling and packaging of all Supplements, are and shall be in good standing during the Term and any Renewal Term.

2.4. Neither party shall, without the prior consent of the other party, directly or indirectly, use or disclose to any person, company or business any confidential or proprietary information or intellectual property relating to the business affairs of the other party including but not limited to CHINA HEALTH Formulas as defined in clauses 2.1, 2.2 and 2.3, which were rendered or provided as a result of this Agreement. This clause shall survive the termination of this Agreement and the expiry of the Term or any Renewal Term, anything to the contrary in this Agreement notwithstanding.

2.5. Neither party may assign this Agreement without the prior written consent of the other party.

2.6. If either party makes any material default in the terms of the Agreement, the non-defaulting party may give notice to the defaulting party to remedy the default. The defaulting party shall remedy the default within 30 days. In the event the defaulting party does not remedy the default within such period of time, the non-defaulting party has the right to terminate this Agreement on 7 days written notice to the defaulting party, without prejudice to the non-defaulting party' s rights and remedies for breach of the Agreement. Notwithstanding the foregoing, in the event of bankruptcy or insolvency of the other party or assignment of this Agreement without consent, the non-defaulting party has the right to terminate forthwith.

2.7. The minimum order requirement and nature or specifications of a Supplement which are set out in the Signed Specification Form may not be changed during the term of the Agreement or any Renewal Term if applicable, unless such change is agreed to by both parties.

3. CHINA HEALTH Covenants

3.1. Subject to clause 3.2, Hotway has the exclusive right to manufacture some special herbal ingredients CHINA HEALTH for the term of the Agreement and any Renewal Term if applicable where there is a Signed Specification Form in relation to that Supplement. The exclusive shall apply so long as: (a) the parties have agreed on price and Hotway has not served any notice on A E&E of any intended price increase; and (b) to the extent Hotway has limited quantities, A E&E may obtain excess quantities from other suppliers.

3.2. If Hotway does not comply with the delivery schedule as set out in paragraph 8.1 for any supplement and does not remedy the failure within 30 days of notice, then Hotway no longer has the exclusive right to manufacture the Supplement and China Health may have the Supplement manufactured by another company, without prejudice to CHINA HEALTH rights and remedies against Hotway for noncompliance with the delivery schedule set out in the Agreement.

4. Ordering

4.1. Upon receiving Orders, Hotway shall commence manufacturing the Supplements in accordance with this Agreement.

5. Term

5.1. The Term of this Agreement is two (5) years from the effective date of this Agreement ("Term").

6. Option to Renew

6.1. Either party shall have an option to renew this Agreement for one Term of 5 years ("Renewal Term") provided that written notice is given by one party to the other at least 90 days before the expiry of the Term.

6.2. The Renewal Term shall be on the same terms and conditions as contained in this Agreement and in accordance with the price, minimum order, nature and specifications of any Signed Specification Form for any Supplement, where such signed Specification Form is in existence prior to the expiry of the Term.

7. Payment

7.1. Hotway will invoice the CHINA HEALTH for the Herbal Ingredients and Supplements ordered by CHINA HEALTH. If Hotway invoices to a third party, Hotway has the right to establish credit arrangements satisfactory to it with any designated wholesaler and must be satisfied with the ability of such designated wholesaler to pay. If at any time any designated wholesaler defaults or the financial condition of such designated wholesaler is compromised, Hotway has the right to refuse to sell to or invoice that party.

7.2. Payment terms and other terms and conditions satisfactory to Hotway will be established between Hotway and CHINA HEALTH and shall have no obligation to supply, sell or ship to the wholesaler except in accordance with such terms and conditions. Hotway shall have the right to alter such payment terms and conditions from time to time.

7.3. If either CHINA HEALTH or its designated is in default of its payment obligations, Hotway will not be obliged to supply any further Supplements to either until the default is rectified and terms and conditions of payment are made to the satisfaction of Hotway.

8. Delivery

8.1. All pricing will be quoted FOB Hotway warehouse. Manufacturing time may very for I week to 10 weeks (depending on product and quantity ordered) from when Hotway receives a purchase/shipping order for Supplements from A E&E or it designate. Such orders shall conform to limits set herein and/or in the Signed Specification Form

9. Warranties

9.1. CHINA HEALTH will be responsible for any personal injury, property damage, patent claims and all other monetary and economic damage by reason any act or omission of CHINA HEALTH or any persons for whom CHINA HEALTH is in law responsible in relation to CHINA HEALTH' obligations under this Agreement and/or the Supplements or use thereof and without limiting the generality of the foregoing, directly or indirectly related to:

     a.   CHINA HEALTH Formulas as defined in clauses 2.2 and 2.3;

     b. the design, content, description, ingredient listing and layout of labels supplied by CHINA HEALTH to Hotway for the ingredients and supplements;

     c. violation of any patents in relation to Supplements where the said formulation was created by CHINA HEALTH; or

     d.   CHINA HEALTH breach of any term of this Agreement.

9.2. Hotway warrants that the Supplements will meet CHINA HEALTH' specifications as set out in the Signed Specification Form.

9.3. Hotway will be responsible for any and all personal injury, property damage, patent claims and all other monetary and economic damage by reason of a or directly or indirectly arising out of any act or omission of Hotway or any persons for whom Hotway is at law responsible in relation to Hotway' s provision of services and carrying out of obligations under this Agreement and, without limiting the generality of the foregoing, shall include anything that is directly or indirectly related to:

     a. Contamination of ingredients used by Hotway in any of the Supplements beyond that permitted by law,

     b.   Hotway Formulas as defined in clauses 2.1 and 2.3;

     c. non-observance or non-performance of any laws, ordinances, regulations or requirements of any Federal, Provincial, Municipal or other authority in the manufacture by Hotway of Supplements;

     d.   incorrect labeling of ingredients contained in the Supplements;

     e. violation of any patents in relation to Supplements where the said formulation was created by Hotway; or

     f.   Hotway's breach of any term of this Agreement.

9.4. Clauses 9.1, 9.2 and 9.3 shall survive any termination of this Agreement and the expiry of any Term or any Renewal Term, anything in this Agreement to the contrary notwithstanding.

9.5. Hotway warrants that its employees are qualified and trained to perform the obligations of the Hotway under this Agreement.

9.6. Hotway warrants that it will comply with all applicable municipal, provincial and federal laws, regulations, directives, orders and ordinances in manufacturing Supplements for CHINA HEALTH.

10. Indemnification

10.1. Hotway shall indemnify and save harmless CHINA HEALTH, its agents, employees, store owners operating under the Program, officers and assigns from and against all actions or causes of action, damages, costs, loss or expenses of whatever kind (including without limitation legal fees on a solicitor and client basis) which CHINA HEALTH or its agents, employees, store owners, officers, sub-contractors and assigns may sustain, incur or be put to by reason of or directly or indirectly arising out of any act or omission of Hotway or any persons for whom Hotway is, in law responsible in relation to Hotway' s provision of services and carrying out of obligations under this Agreement, and without limiting the generality of the foregoing anything that is directly or indirectly related to:

     a. Contamination of ingredients used by Hotway in any of the Supplements beyond that permitted by law;

     b.   Hotway' s Formulas as defined in clauses 2.1 and 2.3;

     c. non-observance or non-performance by Hotway or any persons for whom Hotway is at law responsible of any of the obligations imposed under the provisions of any laws, ordinances, regulations or requirements of any Federal, Provincial, Municipal or other authority in the manufacturing by Hotway of the Ingredients and supplements;

     d.   incorrect labeling of ingredients in the Supplements;

     e. contamination beyond that set out in the Specifications of ingredients of the Supplements;

     f. violation of any patents in relation to Supplements where the said formulation was created by Hotway; or

     g.   Hotway's breach of any term of this Agreement.

10.2. Paragraph 10.1 shall survive the termination of this Agreement and the expiry of the Term or any Renewal Term.

10.3. CHINA HEALTH agrees to indemnify and save harmless Hotway its agents, employees, officers and assigns from and against any and all matter of actions or causes of actions, damages, costs, loss or expenses of whatever kind (including but without limitation to legal fees on a solicitor and client basis) which Hotway or its agents, employees, subcontractors and assigns may sustain, incur or be put to by reason of or directly or indirectly arising out of any act or omission of CHINA HEALTH in relation to CHINA HEALTH' obligations under this Agreement and/or Supplements or use thereof and without limiting the generality of the foregoing, anything that is directly or indirectly related to:

     a.   CHINA HEALTH Formulas as defined in clauses 2.2 and 2.3;

     b. the design, content, description, ingredient listing and layout of the labels supplied by CHINA HEALTH to Hotway for the Supplements,,

     c violation of any patents in relation to Supplements where the said formulation was created by CHINA HEALTH; or

     d.   CHINA HEALTH breach of any term of this Agreement.

10.4. Paragraph 10.3 shall survive termination of this Agreement and the expiry of the Term or any Renewal Term.

11.      Hotway insurance

11.1. Hotway shall at its sole cost and expense during the Term and any Renewal Term if applicable, take out and maintain in full force and effect the following:

     a. comprehensive bodily injury, property damage and product liability insurance applying to the operations of Hotway and any of its employees or agents and any persons for whom Hotway in law is responsible which shall include without limiting the foregoing, personal injury liability, product liability, property damage liability, environmental liability, contractual liability and protective liability with respect to anything to do with the manufacture, formulation, ingredients used, method of production, labeling, tamper proofing of Supplement containers, or contamination, pertaining to of any of the Supplements, and such insurance shall be written for an amount of not less than $2,000,000.00 per occurrence or such higher amount as CHINA HEALTH may from time to time reasonably require, with a deductible of no more than $5,000.00; and

     b. any other forms of insurance as CHINA HEALTH may reasonably require from time to time in amounts and for perils against which a prudent organization carrying out similar work as Hotway would protect itself.

11.2. All polices of insurance referred to in this section shall include the following provisions:

     a. the policy shall not be affected or invalidated by any act, omission or negligence of any person which is not within the knowledge or control of the insured hereunder;

     b. shall contain a waiver of any subrogation rights which Hotway' s insurers may have against CHINA HEALTH and against those with whom CHINA HEALTH is in law responsible, whether any insured' s loss or damage is caused by the act, omission and negligence of CHINA HEALTH, or by those whose act CHINA HEALTH is in law responsible or otherwise;

     c. shall include CHINA HEALTH and any other persons or entities designated by CHINA HEALTH as additional insured and shall provide that each person, or entity insured under such policies shall be insured in the same manner and to the same extent as if separate policies had been issued to each;

     d. shall include a cross liability clause allowing any one of the named insured to recover its loss on the policy notwithstanding that the other named insured was the cause of the loss; and

     e. shall contain an undertaking by the insurers to give CHINA HEALTH not less than 60 days prior written notice of any cancellation or any termination thereof, or any changes which restricts or reduces the coverage afforded thereby.

11.3. Hotway agrees that a certificate of insurance confirming this insurance is in place shall be delivered to A E&E as soon as practicable after the placing thereof.

11.4. For good and valuable consideration, Hotway does hereby release and relieve CHINA HEALTH and those for whom CHINA HEALTH is in law responsible including but not limited to any store owners operating under the Program, from liability and responsibility for, and waives its entire claim for recovery of any loss or damage whatsoever arising out of or incident to, the occurrence of any of the perils covered by the insurance policy which Hotway is obligated to obtain and maintain under the terms of this Agreement.

11.5. Paragraph 11.4 shall survive any termination of this Agreement and the expiry of the Term or any Renewal Term, anything in this Agreement to the contrary notwithstanding.

12. CHINA HEALTH' s Insurance

12.1. CHINA HEALTH shall at its sole cost and expense during the Term and any Renewal Term if applicable, take out and maintain in full force and effect the following:

     a. comprehensive bodily injury, product liability and property damage liability insurance applying to the operations of CHINA HEALTH and its employees, or agents or any persons for whom CHINA HEALTH is in law responsible, which shall include without limiting the foregoing, personal injury liability, product liability, contractual liability, property damage liability, and protective liability with respect to the design and layout of the labels used on the Supplements and any formulation of the Supplements where CHINA HEALTH has created the formulation, and such insurance shall be written for an amount of not less than $2,000,000.00 per occurrence, or such higher amount as HOTWAY may from time to time reasonably require, with a deductible of no more than $5,000.00; and

     b. any other forms of insurance as Hotway may reasonably require from time to time in amounts and for perils against which a prudent organization carrying out similar work as A E&E would protect itself.

12.2. All policies of insurance referred to in this section shall include the following provisions:

     a. the policy shall not be affected or invalidated by any act, omission or negligence of any person which is not within the knowledge or control of the insured hereunder;

     b. shall contain a waiver of any subrogation right which A E&E insurers may have against Hotway and against those for whom Hotway is in law responsible, whether any insured's loss or damage is caused by the art, omission or negligence of Hotway or by those for whose act Hotway is, in law responsible or otherwise;

     c.   shall  include  Hotway and any other person or entities  designated by

          Hotway as additional insured and shall provide that each person, or entity such policy shall be insured in the same manner under the same extent as if separate policies had been issued to each;

     d. shall include a cross liability clause allowing any one of the named insured to recover its loss on the policy notwithstanding that the other named insured was the cause of the loss; and

     e. shall contain an undertaking by the insurers to give Hotway not less than 60 days prior written notice of any cancellation or other termination thereof, or any change which restricts or reduces the coverage afforded thereby.

12.3. CHINA HEALTH agrees that a certificate of insurance confirming their insurance is in place shall be delivered to Hotway as soon as practicable after placing thereof.

12.4. For good and valuable consideration CHINA HEALTH does hereby release and relieve Hotway and those persons for whom Hotway is in law responsible, from liability and responsibility for, and waives its entire claim for recovery of any loss or damage whatsoever arising out of or incident to, the occurrence of any of the perils covered by, or which would be covered by the insurance policy which CHINA HEALTH is obligated to obtain and maintain in force under the terms of this Agreement.

12.5. Paragraph 12.4 shall survive any termination of this Agreement and the expiry of the Term or any Renewal Term thereof, anything in this Agreement to the contrary notwithstanding.

13. Force Majeure

13.1. If the performance of this Agreement by any party, or of any obligation under this Agreement (other than the payment of the monetary amounts provided for in this Agreement), is prevented, restricted, or interfered with by reason of any acts which are beyond the reasonable control of the party affected, then the party so affected is, upon giving written notice to the other party, excused from such performance to the extent of such prevention, restriction, or interference. The party so affected will use its best efforts to avoid or remove the cause of non-performance and continue performance hereunder with the utmost dispatch whenever such causes are removed. Upon such circumstances arising, the parties shall meet forthwith too discuss what, if any, modification may be required to be made to the terms of this Agreement in order to arrive at an equitable solution.

14 General

Except where otherwise indicated in this Agreement, the parties agree that any and all disputes arising out of this Agreement in respect of the interpretation of its provisions shall be arbitrated by an Arbitrator agreed upon as acceptable by both parties and appointed in accordance with the Commercial Arbitration Act, RSBC 1996, Chapter 55 or any amendments or any legislation in substitution therefore. The parties agree to meet on at least one occasion to resolve the dispute prior to the commencement of arbitration.

This Agreement shall be the entire agreement between the parties and supercedes any prior agreement.

Each party will bear their own legal costs associated with the preparation of this Agreement and any other documents required under this Agreement.

Neither the execution of this Agreement nor the performance by parties of any of its rights and obligations under this Agreement shall create a partnership between the parties.

Each party is an incorporated or otherwise validly existing business entity under the laws of British Columbia and/or Canada, and under the laws of Nevada fState and/or USA and is in good standing and is qualified to carry on business in British Columbia.

Each party has the corporate or other power, capacity and authority to carry on its business and to perform the obligations under this Agreement.

This Agreement shall enure to the benefit of and be binding upon the parties, successors and permitted assigns.

The failure of either party to insist on the: strict performance of any terms of this Agreement, or the exercise of any Term, right or remedy contained in this Agreement shall not be construed as a waiver or relinquishment by that party for the rights or remedies under this Agreement.

The captious appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

This Agreement shall be governed by and interpreted by the laws of the Province of British Columbia.

Any communications under this Agreement shall be in writing and delivered by courier or faxed to the address and fax number of each party set out below:

Schedule A and Appendix A can be changed with both parties written consent

CHINA HEALTH HOLDING INC.                  Hotway Nutraceuticals Canada Co. Ltd.
Suite 3523 --666 Burrard Street            #101 --350 East Kent Ave.,
Vancouver, BC Canada V6C 2X8                Vancouver, BC Canada V5X 4N6

The parties shall execute and deliver all other appropriate agreements and other instruments, and taken any other actions necessary to give full -effect to this Agreement and to make this Agreement legally effective, binding and enforceable as between them and against third parties.

This Agreement may be executed in any number of counterparts. Any executed counterparts shall be construed as an original. All executed counterparts together shall constitute the Agreement.

IN WITNESS WHEREOF the parties hereto have duly executed and delivered this Agreement under seal, to have effect as of the Effective Date.

CHINA HEALTH HOLDING, INC.
     /s/ Julianna Lu
Per: -------------------------------
        Authorized Signatory
------------------------------------
Julianna jenny Lu, The President/CEO

Date: ------------------------------

Corp Seal: -------------------------

Hotway Nutraceuticals Canada Co., Ltd.
     /s/ David Woo
Per: -------------------------------
       Authorized Signatory

------------------------------------
Dr. Woo, David The President/CEO
/s/ Hua Zhu
------------------------------------
Mr. Zhu, Hua, The Director

Date: ------------------------------

Corp Seal: -------------------------

                                  Schedule "A"

                               SPECIFICATION FORM
 (to be completed and signed by both parties for EACH INGREDIENT AND Supplement manufactured by HOTWAY NUTRACEUTICALS CO. LTD.)


Name of Product:

Product UPC:

Description of product:

Hotway quote number:

Hotway signed quote attached to this form:

Obligation to apply for NPN: ----------- Hotway   --------------- CHINA HEALTH

CHINA HEALTH HOLDING INC.           Hotway Nutraceuticals Canada Co., Ltd.
By its authorized signatory:                  By its authorized signatory:
 ----------------------------               --------------------------------

DATE ------------------------   OF ----------------------- YEAR